Exhibit 10.7
____________, 2005
I-Bankers Securities, Inc.
Legend Merchant Group, Inc.
Newbridge Securities Corp.
c/o I-Bankers Securities, Inc.
1560 East Southlake Boulevard, Suite 232
Southlake, TX 76092
     Re:           Community Bankers Acquisition Corp.

Gentlemen:
     This letter will confirm the agreement of Gary A. Simanson and David Zalman, on the one hand (the “Stockholders”), and I-Bankers Securities, Inc. (“I-Bankers”), Newbridge Securities Corp. and Legend Merchant Group, Inc., (collectively, the “Representatives”), on the other hand, with respect to the purchase of certain warrants to purchase common stock (“Warrants”) of Community Bankers Acquisition Corp. (the “Company”) included in the units (comprised of one share of common stock and one warrant to purchase common stock) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company’s IPO, unless I-Bankers, on behalf of the Representatives, informs the Company of their decision to allow earlier separate trading.
     1.      Each of the Stockholders, the Representatives and their respective designees will enter into an agreement or plan (a “10b5-1 Plan”) in accordance with the terms of this agreement and with the guidelines specified in Rule 10b5-1 (“Rule 10b5-1”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with a broker-dealer registered under Section 15 of the Exchange Act who shall be mutually acceptable to the Stockholders and the Representatives and which shall agree to effect all such purchases pursuant to the 10b5-1 Plans on a commission-free basis.
     2.      The 10b5-1 Plans entered into pursuant hereto shall, among other things:
     (a) provide for the purchase pursuant to the 10b5-1 Plans of up to a maximum of 1,000,000 Warrants (the “Stockholders’ Maximum Warrant Purchase”) in the aggregate by the Stockholders and their designees;
     (b) provide for the purchase pursuant to the 10b5-1 Plans of up to a maximum of 500,000 Warrants (the “Representatives’ Maximum Warrant Purchase”) in the aggregate by the Representatives and their designees;

     (c) provide that all purchases of Warrants pursuant to the 10b5-1 Plans shall be made only in the public market, at market prices not to exceed $1.20 per Warrant, and shall occur only during the 20-trading day period (the “Trading Window”) commencing on the later of (i) the date separate trading of the Warrants has commenced or (ii) 60 calendar days after the end of the IPO “restricted period” as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act;
     (d) provide instructions to the Broker to make, keep, and produce promptly upon request a daily time-sequenced schedule of all Warrant purchases made pursuant to the 10b5-1 Plans;
     (e) provide irrevocable instructions to the Broker to fill the order of each party to each such 10b5-1 Plan in such amounts and at such times as the Broker may determine, in its sole discretion, during the Trading Window; provided, however, that the Broker shall sequence the fulfillment of such orders such that the initial 50,000 Warrants shall be purchased for the account of the Stockholders and their designees, the next 50,000 Warrants shall be purchased for the account of the Representatives and their designees and thereafter, alternating the fulfillment of the Stockholders’ and Representatives’ respective orders in 50,000 Warrant increments during the Trading Window until the Representatives’ Maximum Warrant Purchase is fulfilled, and, thereafter, all additional purchases shall be for the account of the Stockholders and their designees until the Stockholders’ Maximum Warrant Purchase is fulfilled;
     (f) contain a representation and warranty by each party that such party is not aware of any material nonpublic information concerning the Company or any securities of the Company and is entering into the Rule 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 promulgated under the Exchange Act; and
     (g) provide that each party, while the Rule 10b5-1 Plan is in effect, shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Company’s securities and that such party shall not, directly or indirectly, communicate any material nonpublic information relating to the Company or the Company’s securities to any officer, director or employee of the Representatives or the Broker.
     3.      None of the Stockholders, the Representatives or their respective designees have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Warrants by the Broker or any person.
     4.      Each of the parties hereto agrees that the Warrants acquired pursuant to this agreement and the Rule 10b5-1 Plans shall not be sold or transferred until the earlier of the consummation by the Company of a merger, capital stock exchange, asset acquisition or other similar business combination; provided, however, nothing contained herein shall preclude a sale or transfer (i) by gift to the immediate family of a member of any Stockholder or to a trust, the beneficiary of which is any Stockholder or a person in the immediate family of such Stockholder, (ii) by virtue of the laws of descent and distribution upon death of any Stockholder, (iii) pursuant to a qualified domestic relations order, or (iv) pursuant to a transfer of record ownership whereby there is no change in beneficial ownership; provided further, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this paragraph. Each party hereto acknowledges that the certificates for such Warrants shall contain a legend indicating such restriction on transferability. It is further understood and acknowledged by each party hereto that all Warrants purchased pursuant to this Agreement and the Rule 10b5-1 Plans shall be non-callable by the Company for so long as such Warrants are held by the purchaser thereof or its permitted transferee.
     5.      Each of the parties hereto hereby covenants and agrees that such party and its respective designees shall comply with, and shall take all actions reasonably necessary to cause compliance by the Broker with, the following conditions:
(i)      The Company and I-Bankers shall provide to the Division of Market Regulation of the Securities and Exchange Commission (the “Division”) promptly upon request, a daily time-sequenced schedule of all Warrant purchases made pursuant to the 10b5-1 Plans, on a transaction-by-transaction basis, including: (i) size, broker, time of execution, price of purchase; and (ii) the exchange, quotation system, or other facility through which the Warrant purchase occurred;
(ii)      Upon the request of the Division, the Company and I-Bankers shall transmit the information as specified in paragraph 5(i) to the Division at its headquarters in Washington, D.C. within 30 days of its request; and
(iii)      Representatives of the Company, the Stockholders, the Representatives and the respective designees of the Stockholders and the Representatives shall be made available (in person at the offices of the Division in Washington, D.C. or by telephone) to respond to inquiries by the Division regarding their purchase(s).
     6.      This agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware. This agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto and shall be binding upon each of the parties hereto and their respective heirs, successors and assigns.

Very truly yours,

Gary A. Simanson

David Zalman

AGREED:

I-Bankers Securities, Inc.

By: _______________________________________
          Shelly Gluck, Chief Financial Officer

Legend Merchant Group, Inc.
By: _______________________________________
          John Shaw, President

Newbridge Securities Corp.
By: _______________________________________
          James Hosch, Investment Banking

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